Filed by Ashford Inc.
(Commission File No. 001-36400) pursuant
to Rule 425 under the Securities Act of
1933 and deemed filed pursuant to
Rule 14a-12 under the Securities Exchange
Act of 1934

Subject Company: FelCor Lodging Trust Incorporated
Commission File No. 001-14236

Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD INC. CONFIRMS SUPPORT FOR PROPOSED ACQUISITION OF
FELCOR LODGING TRUST BY ASHFORD HOSPITALITY TRUST

DALLAS, February 21, 2017 – Ashford Inc. (NYSE MKT: AINC) (“Ashford” or the “Company”) today announced that it supports the non-binding proposal of Ashford Hospitality Trust (NYSE: AHT) (“Ashford Trust”) to acquire FelCor Lodging Trust (NYSE: FCH) (“FelCor”).  The board of directors of Ashford has authorized Ashford to participate in the transaction on the terms outlined in Ashford Trust’s letter to FelCor, subject to completion of a due diligence review and negotiation and execution of definitive transaction agreements.  Ashford believes its participation in the proposed combination is in the best interests of Ashford and its shareholders and that the proposed transaction has compelling strategic, operational, and financial merit for the shareholders of FelCor and Ashford Trust as well as Ashford.

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.  In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the ability of Ashford Trust to successfully integrate FelCor; and the ability to recognize the anticipated benefits from the proposed combination of Ashford Trust and FelCor, including the anticipated synergies resulting from the proposed combination.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Additional Information
This communication does not constitute an offer to buy or solicitation of any offer to sell securities. This communication relates to a proposal which Ashford Trust has made for a business combination transaction with FelCor that is supported by Ashford. In furtherance of this proposal and subject to future developments, Ashford, Ashford Trust and, if a negotiated transaction is agreed, FelCor may file one or more registration statements, prospectuses, proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Ashford, Ashford Trust or FelCor may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ASHFORD, ASHFORD TRUST AND FELCOR ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT(S), PROSPECTUS(ES), PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD, ASHFORD TRUST, FELCOR AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (if and when they become available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, or by requesting them in writing or by telephone from Ashford at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.  Investors and security holders may obtain copies of the documents filed with the SEC on Ashford’s website, www.ashfordinc.com, under the “Investors” link.

Certain Information Regarding Participants
Ashford Trust and Ashford and their respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. You can find information about Ashford Trust’s directors and executive officers in Ashford Trust’s definitive proxy statement for its most recent annual meeting filed with the SEC on April 25, 2016. You can find information about Ashford’s directors and executive officers in Ashford’s definitive proxy statements for its most recent annual meeting and special meeting filed with the SEC on April 28, 2016 and October 7, 2016, respectively. You can find information about FelCor’s directors and executive officers in FelCor’s definitive proxy statement for its most recent annual meeting filed with the SEC on April 14, 2016. These documents are available free of charge at the SEC’s web site at www.sec.gov and (with respect to documents and information relating to Ashford Trust) from Investor Relations at Ashford Trust, as described above.  Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender offer statements or other related documents filed with the SEC if and when they become available.

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